UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2023

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

767 Third Avenue, 6th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (332) 236-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2023, Richard Rosenstein tendered his resignation as the Chief Financial Officer of Acacia Research Corporation, a Delaware corporation (the “Company”), effective as of January 27, 2023 (the “Effective Date”). The Company and Mr. Rosenstein intend to enter into a consulting agreement under which Mr. Rosenstein will agree to provide certain advisory services to the Company’s Board of Directors (the “Board”) and the Company’s management team for a term beginning on the Effective Date and continuing through April 30, 2023, unless earlier terminated. In consideration of such services, Mr. Rosenstein will be entitled to receive fees in an aggregate amount equal to $10,000, payable in biweekly installments, and be entitled to reimbursement of reasonable business expenses incurred in the performance thereof, and the stock options, restricted stock, and other stock awards held by Mr. Rosenstein as of the Effective Time will continue to vest in accordance with their terms during the term of the consulting agreement, except as otherwise specified therein.

Effective January 28, 2023, Kirsten Hoover, the Company’s Corporate Controller, will be appointed as interim Chief Financial Officer of the Company and will serve as the Company’s principal financial officer and principal accounting officer, to hold such positions until her successor has been elected and qualified, or until her earlier death, resignation, or removal. The Board intends to commence a search for a permanent successor.

Information about Ms. Hoover’s age, business experience and compensation has been previously reported, most recently in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 29, 2022. In connection with Ms. Hoover’s appointment as interim Chief Financial Officer, Ms. Hoover will receive an additional $15,000 per month in compensation during her tenure as interim Chief Financial Officer.

Ms. Hoover has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Ms. Hoover and any other person pursuant to which Ms. Hoover was appointed as an executive officer. Additionally, there are no transactions involving Ms. Hoover that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2023, the Company issued a press release announcing the transition of Mr. Rosenstein and the appointment of Ms. Hoover as interim Chief Financial Officer, as described above. A copy of the press release is furnished as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements.

This Report contains “forward-looking statements” within the meaning of the federal securities laws, including, statements regarding the anticipated transitions of Mr. Rosenstein and Ms. Hoover, and the intention of the Company and Mr. Rosenstein to enter into a consulting agreement on the terms described in this Report. Forward-looking statements include all statements that are not solely historical facts and can be identified by terms such as “intend,” “believe,” “could,” “estimate,” “expect,” “may,” “should,” or similar expressions. Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the risks and uncertainties addressed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s subsequent Quarterly Reports on Form 10-Q, and the other filings the Company makes with the U.S. Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date of this Report and the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this Report.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release , date January 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2023
ACACIA RESEARCH CORPORATION

	By:	/s/ Jason W. Soncini
	Name:	Jason W. Soncini
	Title:	General Counsel

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